FS Investment Corporation II - 8-K

Exhibit 10.1

EXECUTION COPY

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of May 14, 2018 (together with all exhibits and schedules hereto, this “Fifth Amendment”), is entered into by and between DUNNING CREEK LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”) as Administrative Agent (in such capacity, the “Administrative Agent”) and as a lender (DBNY and each other Lender party to the Credit Agreement from time to time, the “Lenders” and each a “Lender”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A.       The Borrower and DBNY are parties to a Credit Agreement dated as of May 14, 2014 by and among the Borrower and DBNY, as Administrative Agent and as a Lender, as amended pursuant to that (i) First Amendment to Credit Agreement dated as of June 4, 2014, (ii) Second Amendment to Credit Agreement dated as of May 14, 2015, (iii) the Third Amendment to Credit Agreement dated as of May 13, 2016, and (iv) the Fourth Amendment to the Credit Agreement dated as of May 12, 2017 (the credit agreement, as amended and amended and restated prior to the date hereof, the “Credit Agreement” and, the Credit Agreement, as amended by this Fifth Amendment, the “Amended Credit Agreement”).

B.       The parties hereto desire, among other things, to (i) modify the interest rate with respect to Loans, (ii) extend the Scheduled Commitment Termination Date, (iii) convert the Loans from revolving loans into term loans, and (iv) modify certain other terms of the Credit Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.      Amendment of Credit Agreement. Subject to satisfaction of the of the conditions precedent set forth in Section 2 hereof, effective as of May 14, 2018 (as defined below), the Credit Agreement is hereby amended as follows:

(a)       Section 2.01 of the Credit Agreement is hereby replaced in its entirety with the following:

“Section 2.01 Commitment. From and after the Fifth Amendment Closing Date the Loans, which as of the Fifth Amendment Closing Date equal $150,000,000.00 in principal amount outstanding (collectively, the “Loans”), shall be automatically converted into term loans in the aggregate principal amount of $150,000,000.00. Notwithstanding anything herein to the contrary, from and after the Fifth Amendment Closing Date, amounts prepaid or repaid in respect of any Loans may not be reborrowed. Notwithstanding anything to the contrary contained herein, from and after the Fifth Amendment Closing Date, Sections 2.02, 2.03(b), and 2.03(d) shall not apply with respect to any Loans; provided, however, that any amounts, fees or charges accrued thereunder prior to the Fifth Amendment Closing Date shall remain payable in accordance with the terms of this Agreement.

(b)       Section 3.03 of the Credit Agreement is hereby amended by adding the following new Section 3.03(d) thereto immediately following Section 3.03(c) thereof:

“(d)     Mandatory Amortization. On June 28, 2018, the Borrower shall make a payment with respect to the principal amount of the Loans then outstanding equal to the amount (if any) by which such principal amount outstanding then exceeds $75,000,000.00.”

(c)       Section 5.02(b)(iv) of the Credit Agreement is hereby replaced in its entirety with the following:

“The execution, delivery and performance by the Borrower of this Agreement, each other Credit Document and its obligations hereunder and thereunder do not and will not violate any provision of the Investment Company Act or any rule, regulation, statutory guidance, no-action letter or interpretation promulgated by the SEC thereunder applicable to the Borrower, FSIC II or FS/KKR Advisor.”

(d)       Section 6.01(f)(v) of the Credit Agreement is hereby replaced in its entirety with the following:

“(v) any material adverse development with respect to the Borrower, the Manager, the Equity Owner, FS/KKR Advisor that has impaired or is reasonably expected to impair the Borrower’s ability to perform its obligations under this Agreement or under any of the other Credit Documents.”

(e)       Section 9.03(b) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“(b) In addition to the provisions of clause (a) above, the Administrative Agent shall be deemed to have notified the Borrower of the occurrence of a default, Default or Event of Default (or any similar or related event or condition), when required to do so by the terms of this Agreement or any other Credit Document, when the Administrative Agent:

(i)       calls by telephone any one of the designated persons listed below at the number set forth opposite such person’s name; provided that if after placing a telephone call to each of the designated persons listed below, the Administrative Agent is unable to reach any of such persons (through no fault of the Administrative Agent, i.e., whether because the Administrative Agent’s calls are unanswered, it receives a “busy” signal for the call and/or each of the persons called is not available to answer the call at the time the Administrative Agent calls), the Administrative Agent shall be deemed to have provided the Borrower with telephone notice; and

(ii)       in addition to such telephone notice, sends an email notice with a subject line specifying “Default Notice from Deutsche Bank” to each of the email addresses listed below (whether or not such emails are actually received by any of such persons):

Name	Telephone Number	Email Address
William Goebel	(215) 220-4247	Bill.Goebel@fsinvestments.com
Jason Young	(215) 220-4524	Jason.Young@fsinvestments.com
Ken Miller	(215) 495-1164	Ken.Miller@fsinvestments.com
credit.notices@fsinvestments.com
FSICII_Team@fsinvestments.com
Investmentops@fsinvestments.com

(f)       The definitions of “Applicable Margin,” “Maximum Commitment,” “Regulatory Event,” “Scheduled Commitment Termination Date,” and “Sub-Advisor” in Annex I to the Credit Agreement are hereby replaced in their entirety with the following:

““Applicable Margin” means 1.85% per annum.”

““Maximum Commitment” means, (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $150,000,000 or (y) such lesser amount remaining following any reduction of the Maximum Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment), Section 2.05 (Illegality of Lending) or Section 3.03(c) Mandatory Amortization and (b) on and after the Commitment Termination Date, zero.”

““Regulatory Event” means the Manager, the Equity Owner, FS/KKR Advisor, or the Borrower or any of their directors, principals or officers, as the case may be, when acting in their official capacities in providing investment advice, is formally investigated, officially charged, indicted or convicted by a court, prosecutor or regulatory or self-regulatory governmental authority or agency for fraud, misconduct, embezzlement, money laundering, racketeering, insider trading, market manipulation or other similar illegality or breach of similar regulation.”

““Scheduled Commitment Termination Date” means September 27, 2018.”

(g)       The definitions “FSIC II Advisor,” “Sub-Advisor,” and “Sub-Advisory Agreement” are each hereby deleted from Annex I to the Credit Agreement.

(h)       The following definitions are hereby added to Annex I to the Credit Agreement in the applicable alphabetical location:

““FS/KKR Advisor” means FS/KKR Advisor, LLC, a Delaware limited liability company.”

““Fifth Amendment Closing Date” means May 14, 2018.”

(i)       The definition of “Super-Collateralization Event” in Annex II to the Credit Agreement is hereby replaced in its entirety with the following:

““Super-Collateralization Event” means the occurrence of any of the following events or conditions:

(i) [reserved];

(ii) an event specified in Section 7.01(i) (Bankruptcy, Insolvency, etc.) with respect to FS/KKR Advisor;

(iii) the date on which any of the following becomes effective: FS/KKR Advisor is removed, replaced, terminated or resigns as advisor pursuant to the Investment Advisory and Administrative Services Agreement between FSIC II and FS/KKR Advisor, dated April 8, 2018 (as amended); or

(iv) an event specified in Section 7.01(m) (Manager and Equity Owner Events), Section 7.01(n) (Net Asset Value), Section 7.01(o) (Anti-Terrorism and Anti-Money Laundering Events) or Section 7.01(p) (Regulatory Events).”

(j)       The address of the Borrower set forth on schedule 1 of the Credit Agreement is hereby replaced with the following:

Dunning Creek LLC:201 Rouse Boulevard

Philadelphia, PA 19112

Attention: William Goebel, Chief Financial Officer

Telephone: (215) 220-4247

Facsimile: (215) 339-1931

Electronic Mail: credit.notices@fsinvestments.com

FSICII_Team@fsinvestments.com

Investmentops@fsinvestments.com

Section 2.     Conditions Precedent.  It shall be a condition precedent to the effectiveness of Section 1 of this Fifth Amendment that each of the following conditions is satisfied (the date on which such effectiveness occurs, the “Fifth Amendment Closing Date”):

(a)       Agreements. The Administrative Agent shall have received executed counterparts of this Fifth Amendment duly executed and delivered by an Authorized Representative of the Borrower.

(b)       Evidence of Authority. The Administrative Agent shall have received:

(1)       a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the Fifth Amendment Closing Date, as to:

(i)       the authority of the Borrower to execute and deliver this Fifth Amendment and to perform its obligations under the Amended Credit Agreement, the Notes, and each other Credit Document executed by it, in each case as amended by this Fifth Amendment and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

(ii)      the absence of any changes in the Organic Documents of the Borrower since the copies delivered in connection with the closing of the Credit Agreement; and

(2)       such other instruments, agreements or other documents (certified if requested) as the Administrative Agent may reasonably request.

(c)       Officer’s Certificate. The Administrative Agent shall have received a certificate (which may be the same certificate as reference in Section 2(b)(i) above) of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the Fifth Amendment Closing Date, in form and substance reasonably satisfactory to the Administrative Agent (which shall be deemed to have been given under the Credit Agreement), to the effect that, as of such date:

(1)       all conditions set forth in this Section 2 (CONDITIONS PRECEDENT) have been fulfilled;

(2)       all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the Fifth Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date);

(3)       all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects as if made on the Fifth Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date); and

(4)       no Default or Event of Default shall be continuing.

(d)       Opinion of Counsel. The Administrative Agent shall have received a legal opinion from Dechert LLP, counsel to the Borrower, the Manager and FS/KKR Advisor, LLC (“FS/KKR Advisor”), in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request.

(e)       Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit A hereto addressed to the Administrative Agent reaffirming all of its obligations under the Manager Letter entered into in connection with the Credit Agreement.

(f)       Equity Owner Letter. The Administrative Agent shall have received from the Equity Owner a letter in the form of Exhibit B hereto addressed to the Administrative Agent reaffirming all of its obligations under the Equity Owner Letter entered into in connection with the Credit Agreement.

(g)       FS/KKR Advisor Letter. The Administrative Agent shall have received from FS/KKR Advisor a letter in the form of Exhibit C hereto addressed to the Administrative Agent reaffirming all of its obligations under the FS/KKR Advisor Letter entered into in connection with the Credit Agreement.

(h)       Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, all fees, costs and expenses (x) then due and payable to it under the Credit Agreement and (y) incurred in connection with negotiating and documenting this Fifth Amendment.

(i)       After giving effect to Section 1 of this Fifth Amendment and any requested Borrowing on the Fifth Amendment Closing Date, (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

(j)       Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this Fifth Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Fifth Amendment shall be addressed to the Administrative Agent and the Lenders, or the Administrative Agent and the Lenders shall be expressly entitled to rely thereon; the Administrative Agent and its counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Fifth Amendment shall be reasonably satisfactory to counsel to the Administrative Agent.

Section 3.     Miscellaneous.

(a)       GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b)       Amendments, Etc. None of the terms of this Fifth Amendment may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Administrative Agent (or other applicable party thereto as the case may be), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)       Severability. If any one or more of the covenants, agreements, provisions or terms of this Fifth Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Fifth Amendment and shall in no way affect the validity or enforceability of the other provisions of this Fifth Amendment.

(d)       Counterparts. This Fifth Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(e)       Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)       Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Fifth Amendment.

(g)       Entire Agreement. This Fifth Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Amended Credit Agreement and the other Credit Documents) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

DUNNING CREEK LLC,
as Borrower

By:	/s/ William Goebel
Name: William Goebel
Title: Chief Financial Officer

[Signature Page to Fifth Amendment]

ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative Agent

By:	/s/ Andrew Johnson
Name: Andrew Johnson Title: Director

By:	/s/ Ian R. Jackson
Name: Ian R. Jackson Title: Managing Director

[Signature Page to Fifth Amendment]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Andrew Johnson
Name: Andrew Johnson Title: Director

By:	/s/ Ian R. Jackson
Name: Ian R. Jackson Title: Managing Director

[Signature Page to Fifth Amendment]

EXHIBIT A

MANAGER LETTER
[Attached]

EXHIBIT B

EQUITY OWNER LETTER
[Attached]

EXHIBIT C

FS/KKR ADVISOR LETTER
[Attached]